IRE 334069

SECOND AMENDMENT TO REAL ESTATE
PURCHASE AND SALE AGREEMENT

          THIS SECOND AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT (“Second Amendment”) is made effective as of this 12h day of January, 2007, by and between THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation (“Seller”) and NTS REALTY HOLDINGS LIMITED PARTNERSHIP, a Delaware limited partnership (“NTS”) and OVERLOOK ASSOCIATES, LLC a Colorado limited liability company (“Overlook Associates”). NTS and Overlook Associates are hereinafter referred to collectively as “Buyer.”

          WHEREAS, Seller and Buyer entered into that certain Real Estate Purchase and Sale Agreement with an Effective Date of December 8, 2006, as amended by that certain First Amendment dated January 8, 2007 (collectively, the Agreement”).

          WHEREAS, Buyer and Seller desire to further amend the Agreement.

          NOW THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.    Buyer hereby agrees that Buyer’s execution of this Second Amendment shall be considered its delivery of the Approval Notice attached as Exhibit L to the Agreement, and that Buyer has chosen to proceed under the terms of the Agreement, subject to the terms and conditions contained in this Second Amendment. Seller agrees that this Second Amendment when executed and delivered by Buyer shall constitute Buyer’s Approval Notice, subject to the terms and conditions contained in this Second Amendment.

          2.    Buyer or Seller shall have the right to terminate the Agreement should the parties be unable to reach a mutually acceptable agreement with respect to radon remediation at the Property. Buyer agrees to contract with Terracon within two (2) days of full execution of this Second Amendment to undertake a thirty (30) day radon test of all first floor units at the Property. The scope and protocol of the testing must be approved by Seller in writing. If all of the test results are below the federal guideline of 4.0 picoCuries, Buyer shall be given a credit at Closing in an amount equal to the cost of the testing as set forth in Buyer’s contract with Terracon. If any of the units tested are at or above the federal guideline of 4.0 picoCuries, Buyer and Seller will attempt to reach an agreement on both the scope of work necessary to remediate and the associated estimated cost of the remediation. If Buyer and Seller agree on a scope of work and associated estimated cost of the remediation, Buyer shall receive a credit for such amount at Closing. If Buyer and Seller cannot reach an agreement on or before March 2, 2007, either party may terminate this Agreement by written notice to the other party, in which case this Agreement will terminate in accordance with the Section hereof entitled Non-Default Termination.

          3.    The definition of Closing Date in Article 2 is hereby deleted and replaced with March 14, 2007, or such earlier date as mutually agreed to between Buyer and Seller.

          4.    The definition of Additional Earnest Money is hereby deleted and replaced with Seven Hundred Fifty Thousand Dollars ($750,000.00).

          5.    Section 3.1(a) is hereby amended and Seller hereby discloses to Buyer its receipt of three (3) notices dated December 18, 2006, from the Louisville Metro Board of Health Environmental Health & Protection which are attached hereto and incorporated herein as Exhibit A.

          6.    The skylight panels in the Property’s clubhouse will be replaced in accordance with a contract entered into between Seller’s agent and Stanley Schultze & Co., Inc. on October 6, 2006, as amended by letter to Overlook Attn: Susan Hatter, from Alan L. Gates of Stanley Schultz & Co., Inc., regarding flashing repairs for skylights in the amount of $29,000 (the “Skylight Contract”). It is contemplated that this work will be completed prior to Closing; however, should the work not be completed prior to the Closing Date, Seller shall assign its interest in the Skylight Contract to Buyer and credit Buyer at Closing with any amounts remaining due and unpaid under the Skylight Contract.

          7.    Buyer shall receive a credit at Closing in the amount of $29,500 to recondition two trash compactors at the Property, as more specifically described in the bid from Suburban Construction Services, LLC submitted January 8, 2007. 2007.

          8.    Buyer shall receive a credit at Closing in the amount of $11,170 in connection with Buyer’s cost of introducing the Sentricon Termite Colony Elimination System to an additional 6 buildings and two garages at the Property.

          9.    Buyer shall receive a credit at Closing in the amount of $25,360 to replace the Palladium window in the Property’s Clubhouse as more specifically described in the bid from Weber Windows dated January 8, 2007.

          10.    Buyer shall receive a credit at Closing in the amount of $19,900 for brick repair to the Property as detailed in the proposal from Martin & McDonald Company dated January 5, 2007.

          11.    Buyer shall receive a credit at Closing to remove and repair the column base decay evidenced in four columns located in the indoor pool of the Property’s clubhouse. The amount of the credit shall be equal to the lesser of: (i) the amount of a written bid from a qualified, unrelated third party contractor to complete the work or (ii) $25,000. Both the contractor and the scope of work must be approved in writing by Seller.

          12.    Buyer shall receive a credit at Closing in the amount of $45,700 to bring the two swimming pools and spa into compliance with code as more specifically described in the three bids from Royal Pools of KY, Inc. dated January 8, 2007.

          13.    Section 4.4 of the Agreement entitled Closing Date Extension is hereby deleted in its entirety.

          14.    Pursuant to the Agreement Buyer is required to assume all Long Term Service Contracts as specifically identified on Schedule 2 to Exhibit K of the Agreement; however, Seller hereby agrees to not require the assumption by Buyer of the following Long Term Service Contracts: (i) Argen, (ii) Otis Spunkmeyer, and (iii) Unifirst. Buyer hereby agrees to assume all other Service Contracts as specifically identified on Schedule 2 to Exhibit K, except for American Messaging and Evergreen Landscaping. Further, Seller hereby agrees to provide the necessary notice of termination under the Konica contract in order for such contract to terminate effective May, 2007.

          15.    All of the terms and conditions of the Agreement, except as herein modified, shall remain in full force and effect.

          16.    Unless defined otherwise in this Second Amendment, the capitalized terms appearing herein shall have the same definitions as appear in the Agreement.

          17.    This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument and that facsimile signatures shall have the same effect as original signatures. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

SIGNATURES ON FOLLOWING PAGE

          IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the day and year first written above.

SELLER:	THE NORTHWESTERN MUTUAL LIFE INSURANCE
COMPANY, a Wisconsin corporation

By:    Northwestern Investment Management Company, LLC, a
          Delaware limited liability company, its wholly owned
          affiliate and authorized representative

          By: /s/ James G. Loduha
          Name: James G. Loduha
Title: Managing Director

BUYER	NTS REALTY HOLDINGS LIMITED PARTNERSHIP, a
Delaware limited partnership

By:   NTS Realty Capital, Inc., a Delaware corporation, its
Managing General Partner

By: /s/ Brian F. Lavin
Name: Brian F. Lavin
Its: President/CEO

AND OVERLOOK ASSOCIATES, LLC, a Colorado limited liability company By: /s/ John P. Hill, Jr. Name: John P. Hill, Jr. Its: Manager

doc#285112ver3/sae

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